November 17, 2020 Trecora Announces Receipt of $14.6 Million U.S. Income Tax Refund Under CARES Act SUGAR LAND, Texas, Nov. 17, 2020 /PRNewswire/ -- Trecora Resources ("Trecora" or the "Company") (NYSE: TREC), a leading provider of specialty hydrocarbons and specialty waxes, today announced that on November 16, 2020, it had received approximately $14.6 million, including interest, from the Internal Revenue Service, which constitutes the first of two U.S. income tax refunds requested by the Company under the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act"). The CARES Act provides stimulus measures to companies impacted by the COVID-19 pandemic and includes, amongst numerous relief provisions, an expansion to companies' ability to utilize net operating loss ("NOL") carrybacks. On April 30, 2020 the Company filed its first NOL refund claim for approximately $14.1 million and on June 30, 2020 it filed its second and final refund claims for approximately $2.4 million. About Trecora Resources (TREC) TREC owns and operates a specialty petrochemicals facility specializing in high purity hydrocarbons and other petrochemical manufacturing and a specialty wax facility, both located in Texas, and provides custom processing services at both facilities. Investor Relations Contact: Jason Finkelstein The Piacente Group, Inc. 212-481-2050 trecora@tpg-ir.com View original content to download multimedia:http://www.prnewswire.com/news- releases/trecora-announces-receipt-of-14-6-million-us-income-tax-refund-under-cares-act-

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